Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement 333-117649 of Euroweb International Corp. on Form SB-2 of our report dated July 2, 2004 relating to the financial statements of Elender Business Communications Services Rt. as of December 31, 2003 and 2002 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





                         /s/DELOITTE
                         DELOITTE Kft.
                         Budapest, Hungary
                         February 10, 2005